STOCK OPTION AGREEMENT


         This STOCK OPTION AGREEMENT (the "Agreement") is entered into and effective as of October 13, 1997 between Robert S. Colman Trust, James H. Dahl, James S. Schmitt, Edmund R. Miller, James M. Julian, and James Milne Neighbors (individually an "Optionee" or collectively "Optionees") and John M. and Sally
B. Thornton Family Trust ("Optionor").

                                 R-E C I T A L S

         A. Optionor is the beneficial owner of no less than 1,700,000 shares of the common stock (the "Shares.") of Mitek Systems Inc., a Delaware corporation ("Mitek"). John M. Thornton, a trustor of optionor is currently the chairman of the board and one of the founders of Mitek, which is a publicly traded company listed on NASDAQ.

         B. Optionees will provide consulting services to optionor concerning alternative approaches to raising capital and the impact of those approaches on optionor's equity position in Mitek and related financial and business matters. Colman will also consider serving as a member of the board of directors of Mitek.

         C. Optionor desires to grant Optionees certain options to acquire the Shares.

         In consideration of the foregoing and the mutual covenants and agreements by the parties contained herein, the parties agree as follows:

         1. Grant of Option. Subject to the terms and conditions hereof, optionor hereby grants to Optionees the following options to purchase shares of the common stock of Mitek held by optionor:

              (a) An option to purchase up to 1,000,000 shares at an exercise price of $1.00 for each share ("Option 1"); and

              (b) An option to purchase up to 700,000 shares at an exercise price of $1.50 for each share ("Option 2").

         Option 1 and Option 2 shall be collectively referred to herein as the "Options." The percentage interest of each Optionee in the Options is set forth on Exhibit A attached hereto and incorporated herein by this reference.

         2. Term. The term of Option 1 commences on the date hereof and expires as of 11:59 a.m. on April 13, 1998. The term of Option 2 commences on the date hereof and expires as of 11:59 a.m. on the first anniversary of this Agreement.



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         3. Exercise of Option.

              (a) Each of the Options shall be exercisable during their respective terms by written notice delivered to Optionor (the "Notice") by Optionees individually or collectively as a group. Each individual Optionee shall be entitled to exercise options to purchase one-third of the total options subject to this Agreement. Each Notice shall state the election to exercise the particular option, the option exercise price, the number of shares in respect of which the option in being exercised for each optionee, and such other representations and agreements as to Optionee's investment intent with respect to such shares of common stock as may be reasonably required by mitek to comply with federal and state securities laws. The options shall be deemed to be exercised upon receipt by optionor of such written notice accompanied by payment via cash or check for the exercise price. The options may not be exercised for less than an aggregate of 10,000 shares in any one transaction.

              (b) Upon receipt of the Notice(s), Optionor shall cause to be transferred such number of shares a& are set forth in the Notice. The shares that are the subject of the Notice shall be unrestricted shares of common stock of Mitek freely transferable pursuant to the rules and regulations of NASDAQ or any other exchange upon which the shares of Mitek are traded, subject only to the restrictions of Rule 144 of the Securities Act of 1933, as amended (the "Act").

         4.   Representations  and  Warranties  of  Optionor.   Optionor  hereby
represents and warrants as follows:

              (a) Optionor is the record and beneficial owner of the Shares as set forth on the books and records of Mitek, free and clear of all liens, claims, charges, restrictions, security interests, proxies, pledges or encumbrances of any kind.

              (b) Optionor has the full right, power, authority and capacity to enter into this Agreement, to grant the Options, and to sell and transfer to optionees the Shares as contemplated herein.

              (c) Upon exercise of any of the options, optionees will obtain full title to the Shares, free and clear of all liens, claims, charges, restrictions, security interests, proxies, pledges or encumbrances of any kind, except for the restrictions of Rule 144 of the Act.

              (d)  This  Agreement   constitutes  a  legal,  valid  and  binding
agreement of Optionor enforceable in accordance with its terms.

              (e) There are no claims, actions, suits, proceedings or investigations pending or threatened against Optionor or the Shares at law or in equity, and optionor does not know or have any reason to know of any basis for any such claim, action, suit, proceeding or investigation.


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              (f) Optionor will use his best efforts to cause Mitek to conduct a search for and employ a now chief executive officer and to reconstitute its board of directors.

              (g) Neither this Agreement nor any documents filed of record by Mitek with the Securities and Exchange commission contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or herein or necessary to make the statements and information contained herein or therein not misleading as of the date thereof and as of the date of this Agreement.

         5. Representations and Warranties of Optionees. Each optionee hereby represents and warrants severally, and not jointly, as follows:

              (a) Optionee is aware of Mitek's business affairs and financial condition and has acquired sufficient information about Mitek to reach an Informed and knowledgeable decision to acquire the Options. Optionee is acquiring the options and the shares subject thereto for investment for Optionee's own account and not with the view to, or for resale in connection with, any "distribution" thereof within the meaning of the Act.

              (b) Each Optionee (i) has substantial investment experience; (ii) has such knowledge and experience in financial and business matters that makes optionee capable of evaluating the merits and risks of the investment contemplated hereby; (iii) is financially capable of undertaking the risks inherent in the proposed acquisition of the options and the purchase of the Shares; (iv) qualifies as an "accredited investor" as defined under Regulation D of the Act.

              (c) Optionee understands that the Shares must be hold indefinitely unless subsequently registered under the Act and registered or qualified under applicable state securities laws or unless an exemption from such registration and qualification is applicable to any subsequent transfer. Optionees will not sell or transfer the Shares without registration under the Act and registration or qualification under applicable state securities laws, unless exempt therefrom, Optionee understand that Mitek has no present plans for registration or for qualification of the Shares and that Mitek has no Obligation to register or to qualify the Shares for any future sale or transfer by Optionees.

              (d) Optionee is aware of the terms of Rule 144 adopted by the Securities and Exchange commission under the Act, relating to the conditions under which "restricted securities" (which term may include the Shares) May be transferred without registration under the Act. optioned understands that any future sale or transfer of the Shares may require compliance with Rule 144.

              (e) Notwithstanding the foregoing, optionee understands that certain shares of Mitek have been registered under the Act and are publicly traded on NASDAQ.


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         6. Covenant by Optionor;  Stock Legend.  Optionor hereby  covenants and agrees that from and after the date hereof, he shall retain full and unrestricted ownership of such number of shares of common stock of Mitek so as to comply in full with the terms and conditions of this Agreement. In addition, until the first anniversary of this Agreement, optionor shall not sell, hypothecate, or otherwise transfer or agree to transfer any shares of Mitek without the prior written consent of Optionees.

         Within five business days of the date hereof, Optionor shall deliver stock certificates that evidence the shares to Mitek's legal counsel, and such certificates shall be endorsed with the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND A PURCHASE OPTION IN FAVOR OF CERTAIN PARTIES TO A STOCK OPTION AGREEMENT DATED OCTOBER 13, 1997, A COPY OF WHICH IS IN THE POSSESSION OF THE HOLDER OF THIS CERTIFICATE AND IS ON FILE AT THE HEADQUARTERS OF THE COMPANY.

         7. Consulting Services. Robert S. Colman ("Colman") shall provide to Optionor up to 10 hours of advice regarding the financing of and capital raising for Mitek, the organization and structure of Mitek, and such other business and similar financial matters that concern or relate to optionor's equity position in Mitek. Except for the Options granted herein or as may be agreed to by the parties in writing, Colman shall not be entitled to any compensation or fees for such consulting services. If the services have not been provided within three months of the date of this Agreement, the obligation to provide such consulting services may be terminable for any or no reason upon thirty (30) days written notice by either party.

         8. Adjustment for Stock Split. All references to the number of shares and the purchase price of the shares subject to the Options shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by Mitek after the date of this Agreement.

         9.  General Provisions.

              (a) This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire Agreement between the parties with respect to the grant of the Options by Optionor and may only be modified or amended in a writing signed by all parties hereto.

              (b) This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors, assigns, and transferees including the administrators, executors, representatives, heirs, legatees and pledgees holding the shares as collateral. Any transfer by optionees is subject to the prior approval of all optionees.


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              (c) No  waiver  by any party  hereto  of any  condition  or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

              (d) Any dispute or claim in law or equity arising out of this Agreement or any transaction resulting from this Agreement shall be decided by neutral binding arbitration in accordance with the rules of the American Arbitration Association, and not by court action except as provided by California law for judicial review of arbitration proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties shall have the right to discovery in accordance with Code of Civil Procedure Section 1283.05 in connection with any arbitration proceeding held hereunder. The filing of a judicial action for an order of attachment, an injunction, or other provisional remedies, shall not constitute a waiver of the right to arbitrate under this provision.

              (e) If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in any such action or proceeding, in addition to any other relief to which it or they may be entitled.

              (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

              (g) All notices and other communications provided for in this Agreement shall be in writing and shall be deemed delivered on the date of personal delivery, or the next business day if sent by recognized overnight courier, or on the third business day after the postmark when sent by United States Certified Mail, Return Receipt Requested, addressed as follows:

                            Optionor:

                            John M. Thornton
                            10070 Carroll Canyon
                            San Diego, California  92131

                            Optionees:

                            Robert S. Colman
                            One Maritime Plaza, Suite 2535
                            San Francisco, California  94111

or to such other address or to the attention of such other person as the recipient person has previously furnished to the other party in writing in accordance with this subsection.


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              (h) Whenever  possible,  each  provision of the Agreement  will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

              The parties have executed this Agreement and it shall be effective as of the date and year first above written.

OPTIONOR:                                 OPTIONEES:

The John M. and Sally B. Thornton Family  Robert S. Colman, Trust
Trust


By: /s/ John M. Thornton                  By: /s/ Robert S. Colman
    ----------------------------------        ---------------------------------
     John M. Thornton, Trustee                 Robert S. Colman, Trustee




                            (Continued on next page)

















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                                            /s/ James H. Dahl
                                            -----------------------------------
                                            James H. Dahl


                                            /s/ James S. Schmitt
                                            -----------------------------------
                                            James S. Schmitt


                                            /s/ Edmund R. Miller
                                            -----------------------------------
                                            Edmund R. Miller


                                            /s/ James M. Julian
                                            -----------------------------------
                                            James M. Julian


                                            /s/ James Milne Neighbors
                                            -----------------------------------
                                            James Milne Neighbors


                            [End of Signature Pages]









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                                    Exhibit A

                              Schedule of Optionees


Optionee                                                    Percentage Interest

Robert S. Colman Trust..............................................25%

James H. Dahl.......................................................25%

James S. Schmitt....................................................25%

Edmund R. Miller....................................................15%

James M. Julian......................................................5%

James Milne Neighbors................................................5%